SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2016

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Vectren Corporation (the Company) held its final Integrated Resource Planning (IRP) public stakeholder meeting on Tuesday, November 29, 2016. Carl Chapman, Chairman, President and CEO, and other members of the Company's management team provided an overview of the Company's preferred integrated resource plan (preferred plan). During the meeting, the Company proposed a pathway to modify its electric generation portfolio over the next two decades, which if implemented, will result in the diversification of the generation fleet, that in the future, is likely less reliant on coal. Further, the Company must comply with a slate of federal mandates over the next several years, the compliance costs of which have driven the IRP process to consider alternative fuel sources. Among others, these regulations include:

•	Coal Combustion Residual (CCR): Provides guidelines on coal ash handling and disposal regulations around the use of ash ponds; and

•	Effluent Limitations Guideline (ELG): Includes more stringent limitations on wastewater discharges from coal-fired plants; this rule resulted from previous mandates related to air.

The Company estimates it would be required to spend approximately $250 million to comply with the CCR and ELG rules which spurred the consideration of other options due to the age of some of its coal-fired generation.

The presentation used during the meeting can be found on the Company's website at www.vectren.com/irp. While the details of the preferred plan are not yet finalized, a final IRP report is expected to be submitted to the Indiana Utility Regulatory Commission (IURC) for review in December 2016. Additional details of the preferred plan are expected to be released publicly in February 2017 and details of a finalized plan are expected to be released in late summer of 2017.

A copy of a press release issued in conjunction with the final IRP public stakeholder meeting is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Vectren Corporation is the parent company of Vectren Utility Holdings, Inc. (Utility Holdings) and Vectren Enterprises, Inc. (Enterprises).  Utility Holdings is the intermediate holding company of the Company's three operating public utilities, and Enterprises is the holding company for the Company's nonutility operations.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby furnishing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Utility Holdings, to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries. These cautionary statements are attached as Exhibit 99.2.

Item 9.01.    Exhibits.

Exhibit Number	Description
99.1	Press Release
99.2	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
November 29, 2016

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 8.01:

Exhibit Number	Description
99.1	Press Release
99.2	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995